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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2002

Roller Bearing Company of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-33085 (Commission File Number)	13-3426227 (IRS Employer Identification No.)
60 Round Hill Road, Fairfield, Connecticut (Address of principal executive office)	06430 (Zip Code)

Registrant's telephone number, including area code: (203) 255-1511

Former name or former address: N/A

Item 4. Changes in Registrant's Certifying Accountant

        On May 22, 2002, Roller Bearing Company of America, Inc. (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent accountants. The Company has engaged Ernst & Young LLP ("E&Y") as its new independent accountants effective immediately. The decision to change the Company's independent accountants was recommended by the Company's Board of Directors.

        Arthur Andersen's reports on the financial statements of the Company for the fiscal years ended March 31, 2001 and April 1, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the two years ended March 31, 2001 and through the subsequent interim period preceding the decision to change independent accountants, there were no disagreements with Arthur Andersen on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference thereto in its report on the financial statements for such years.

        During the two years ended March 31, 2001 and through the subsequent interim period preceding the decision to change independent accountants, there were no "reportable events" (as defined below) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Act of 1934, as amended. As used herein, the term "reportable events" means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

        Effective May 22, 2002, the Company engaged E&Y as its independent accountants. During the two years ended March 31, 2001 and through the subsequent interim period preceding the decision to change independent accountants, neither the Company nor anyone acting on its behalf consulted E&Y regarding either the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has E&Y provided to the Company a written report or oral advice regarding such principles or audit opinion.

        The Company has requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or nor it agrees with the above statements. A copy of the letter from Arthur Andersen dated May 23, 2002 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 7. Exhibits

16.1	Letter of Arthur Andersen LLP, dated May 23, 2002, addressed to the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2002	ROLLER BEARING COMPANY OF AMERICA, INC.
	By:	/s/ ANTHONY S. CAVALIERI Anthony S. Cavalieri Chief Financial Officer and Assistant Secretary

Exhibit Index

16.1	Letter of Arthur Andersen LLP, dated May 23, 2002, addressed to the Securities and Exchange Commission.

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Exhibit Index